Exhibit 1.1
EXECUTION COPY
11,000,000 Shares
MAX RE CAPITAL LTD.
COMMON SHARES, PAR VALUE $1.00 PER SHARE
UNDERWRITING AGREEMENT
October 11, 2005

October 11, 2005
Banc of America Securities LLC
Citigroup Global Markets Inc.
c/o Banc of America Securities LLC
9 West 57th Street
New York, NY 10019
Dear Sirs and Mesdames:
               Max Re Capital Ltd., a company existing under the laws of Bermuda (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 11,000,000 Common Shares, par value $1.00 per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,650,000 Common Shares, par value $1.00 per share (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Common Shares, par value $1.00 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”
               The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-128596), including a prospectus, relating to the Shares and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”). Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, and the documents incorporated by reference in the Prospectus contained in the Registration Statement at the time such Registration Statement became effective, in the form in which it was declared effective by the Commission under the Securities Act, including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is hereinafter referred to as the “Registration Statement.” Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the date of execution of this Agreement or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at its effective date. Any reference herein to any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such preliminary prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. All references in this Agreement to (i) the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
               Unless otherwise indicated or unless the context otherwise requires, all uses herein of the terms “include”, “included” or “including”, when used in relation to information in the Registration Statement or the Prospectus, shall be deemed to encompass any information which is incorporated.
               1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:
             (a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.
             (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

             (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
             (d) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and the Exchange Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Such financial statements have been audited by KPMG (“KPMG”). The selected financial data set forth under the caption “Five Year Summary of Selected Financial Data” in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein. All statutory financial statements of Max Re Ltd., from which certain ratios and other statistical data contained in the Registration Statement and the Prospectus have been derived, have for each relevant period been prepared in conformity with the accounting practices required or permitted by applicable Insurance Laws (as defined below) of Bermuda and present fairly the information purported to be shown. Such accounting practices have been applied on a consistent basis throughout the periods involved. Statutory financial statements of Max Re Ltd. are not required to be prepared pursuant to the insurance laws of any jurisdiction other than Bermuda.
             (e) KPMG, who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included in the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.
             (f) The Company has been duly incorporated, is validly existing as a company in good standing under the laws of Bermuda, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, operations or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).
             (g) Max Re Ltd., Max Re Diversified Strategies, Ltd., Max Re Managers Ltd., Max Re Europe Limited, Max Europe Holdings Limited and Max Insurance Europe Limited are the only subsidiaries of the Company. Each of Max Re Ltd., Max Re Diversified Strategies, Ltd. and Max Re Managers, Ltd. has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation and each of Max Re Europe Limited, Max Europe Holdings Limited and Max Insurance Europe Limited has been duly incorporated under the laws of Ireland and is validly existing under the laws of Ireland. Each of the subsidiaries of the Company has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, except as set forth in the Prospectus, are fully paid and non-assessable and are owned by the Company directly or through Max Re Ltd. and Max Europe Holdings Limited, free and clear of all liens, encumbrances, equities or claims other than bank loans as defined in the Prospectus; and the shares representing a 7.5% interest in Grand Central Re Limited are owned by the Company directly or through Max Re Ltd., free and clear of all liens, encumbrances, equities or claims. Except as described in the Prospectus, there are no limits, whether direct or indirect, under any provision of applicable law, under the memorandum of association or bye-laws or other organizational document of any subsidiary of the Company, under any agreement or other instrument binding upon the Company or any of its subsidiaries or any of their properties, or under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, on the ability of any subsidiary of the Company (i) to pay any dividends to the Company, (ii) to make any other distribution on such subsidiary’s capital stock, (iii) to repay to the Company any loans or advances to such subsidiary from the Company or (iv) to transfer any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.
             (h) This Agreement has been duly authorized, executed and delivered by the Company.
             (i) The authorized share capital of the Company conforms as to legal matters to the description thereof contained in the Prospectus.
             (j) The common shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid (except to the extent that shares of Common Stock purchased by certain executives of the Company that were financed by Company loans could be deemed not to be fully paid) and non-assessable. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. The Company has sufficient authorized unissued share capital in order to issue the Shares.
             (k) Neither the Company nor any of its subsidiaries is in violation of its memorandum of association or bye-laws or other organizational document or, except to the extent that any default would not, singly or in the aggregate, have a Material Adverse Effect, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, lease or other agreement or instrument to which it or any of them is a party or by which it or any of them or any of their properties may be bound.
             (l) At the Closing Date (as defined below), the Company will have an authorized capitalization as set forth in the Prospectus. Except as set forth in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of its subsidiaries or any security convertible into or exchangeable or exercisable for any shares of capital stock of the Company or any of its subsidiaries. The form of certificates for the Shares conforms to the requirements of the laws of Bermuda and the Nasdaq National Market; and the Shares have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.
             (m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the memorandum of association or bye-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries or any of their properties that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky or insurance securities laws of the various states in connection with the offer and sale of the Shares, the filing of the Prospectus under the Bermuda Companies Act 1981 in connection with the offer and sale of the Shares and such as may be required and have been obtained from the Bermuda Monetary Authority.
             (n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the prospects, earnings, business, operations or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.
             (o) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
             (p) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
             (q) The Company and each of its subsidiaries is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
             (r) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.
             (s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.
             (t) The Company and each of its subsidiaries maintains (x) effective internal control over financial reporting as defined in Rule 15d-15 under the Exchange Act and (y) a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
             (u) Except as disclosed in the Prospectus or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
             (v) The Company and its subsidiaries do not own any real property and have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.
             (w) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
             (x) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect.
             (y) The Company and its subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a Material Adverse Effect, except as described in the Prospectus.
             (z) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
             (aa) The Statements in the Prospectus under the caption “Material Tax Considerations” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.
             (bb) Max Re Ltd. is duly registered by the Bermuda Monetary Authority as a long-term insurer and as a Class 4 insurer under the Bermuda Insurance Act 1978, as amended, and any applicable rules and regulations thereunder. Neither the Company nor Max Re Ltd. is required to be licensed or admitted as an insurer or an insurance holding company, as applicable, in, or otherwise to comply with the insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) of, any jurisdiction other than Bermuda in order to conduct their respective businesses as described in the Prospectus. Max Re Europe is not required to be licensed or admitted as an insurer in, or otherwise to comply with, the Insurance Laws of, any jurisdiction other than Ireland and the European Union (the “EU”) in order to conduct its business as described in the Prospectus. Max Insurance Europe Limited is not required to be licensed or admitted as an insurer in, or otherwise to comply with, the Insurance Laws of, any jurisdiction other than Ireland and the EU in order to conduct its business as described in the Prospectus.
             (cc) Each of the Company, Max Re Ltd., Max Re Europe and Max Insurance Europe Limited possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, “Permits”) which are necessary to conduct the business now operated by it as described in the Prospectus, except where the failure to possess such Permits, singly or in the aggregate, would not have a Material Adverse Effect; all of such Permits are in full force and effect, except where the failure to be in full force and effect, singly or in the aggregate, would not have a Material Adverse Effect; and there is no pending, contemplated or threatened action, suit, proceeding, investigation or event against or involving the Company, Max Re Ltd., Max Re Europe or Max Insurance Europe Limited (and the Company knows of no reasonable basis for any such action, suit, proceeding, investigation or event) that could lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. None of the Company, Max Re

Ltd., Max Re Europe and Max Insurance Europe Limited has received any notification from any insurance authority, commission or other insurance regulatory body to the effect that any additional Permit from such authority, commission or body is needed to be obtained by the Company, Max Re Ltd., Max Re Europe or Max Insurance Europe Limited or that the Company, Max Re Ltd., Max Re Europe or Max Insurance Europe Limited is not in compliance with any applicable Insurance Law; and no such authority, commission or body has issued any order or decree impairing, restricting or prohibiting the continuation of the business of the Company, Max Re Ltd., Max Re Europe or Max Insurance Europe Limited as currently conducted.
             (dd) Max Re Ltd. has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of Bermuda, and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the applicable Insurance Laws of Bermuda, except where the failure, singly or in the aggregate, to file such return, report, document or information or to pay such taxes would not have a Material Adverse Effect; and each of the Company and Max Re Ltd. maintains its books and records in accordance with the applicable Insurance Laws of Bermuda, except where the failure to so maintain its books and records, singly or in the aggregate, would not have a Material Adverse Effect. Each of Max Re Europe Limited and Max Insurance Europe Limited has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of Ireland and the European Union, and have duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the applicable Insurance Laws of Ireland and the European Union, except where the failure, singly or in the aggregate, to file such return, report, document or information or to pay such taxes would not have a Material Adverse Effect; and each of Max Re Europe Limited and Max Insurance Europe Limited maintain its books and records in accordance with the applicable Insurance Laws of Ireland and the European Union, except where the failure to so maintain their books and records, singly or in the aggregate, would not have a Material Adverse Effect.
             (ee) Except as disclosed in the Registration Statement, all retrocessional and reinsurance treaties, contracts and arrangements to which any of the Company’s subsidiaries is a party are in full force and effect and none of the Company or any of its subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect and except where any such violation or default would not, singly or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries has received any written notice that any of the other parties to such treaties, contracts or agreements intends not to perform, or will be unable to perform, in any material respect such treaty, contract or agreement, except where such non-performance would not, singly or in the aggregate, have a Material Adverse Effect.
             (ff) Any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed and any material taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest; Max Re Ltd. has filed protective U.S. federal income tax returns for each of the years ended December 31, 2000, 2001, 2002, 2003 and 2004.
             (gg) The Company and Max Re Ltd. have each received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda to the effect set forth in the Prospectus under the caption “Material Tax Considerations—Taxation of Max Re Capital and its Subsidiaries—Bermuda”, and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government. There is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, estate duty or inheritance tax payable by the Company, any of its subsidiaries pursuant to this Agreement.
             (hh) The Company and its subsidiaries have not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in the Company and/or any of its subsidiaries being treated as (i) engaged in a trade or business within the United States for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) a passive foreign investment company within the meaning of section 1297 of the Code.
             (ii) This Agreement will not be subject to any stamp duty, excise or similar tax imposed in Bermuda; and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda government authority is payable in connection with the execution, delivery, filing, registration or performance of this Agreement.
             (jj) There are no currency exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to the payment of dividends (i) on the Shares by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (ii) by any of the Company’s subsidiaries to the Company. The Bermuda Monetary Authority has designated the Company and Max Re Ltd. as nonresident for exchange control purposes and has granted permission for the issue and transfer of the Shares (including permission for the issue or transfer of up to 20% of the Company’s shares in issue from time to time to persons resident in Bermuda for exchange control purposes), subject to the condition that the Common Shares of the Company shall be listed on the NASDAQ National Market System or any other appointed stock exchange. Such permission has not been revoked and is in full force and effect, and the Company is not aware of any proceedings planned or threatened for the revocation of such permission. The Company and Max Re Ltd. are “exempted companies” under Bermuda law and have not conducted their business in a manner that is prohibited for “exempted companies” under Bermuda law. Neither the Company nor Max Re Ltd. has received notification from the Bermuda Monetary Authority or any Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as nonresident for exchange control purposes, its permission to issue and transfer the Shares, or its status as an “exempted company.”

             (kk) Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Securities Act or the applicable rules and regulations of the Commission thereunder, neither the Company nor any of its subsidiaries have distributed, and none of them will distribute, prior to the later to occur of (i) the Closing Date or the Option Closing Date and (ii) completion of the distribution of the Shares, any prospectus or other offering material in connection with the offering and sale of the Shares.
             (ll) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Bermuda.
             (mm) The Company has validly and irrevocably submitted to the nonexclusive jurisdiction of any New York Court (as defined below) with respect to suits, actions or proceedings arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the Shares, has validly and irrevocably waived, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any New York Court based on or arising under this Agreement or any claims that any such suit, action or proceeding brought in any New York Court has been brought in an inconvenient forum, and has duly and irrevocably appointed CT Corporation System as its agent to receive service of process with respect to actions arising out of or in connection with any such suit, action or proceeding; and service of process effected in the manner set forth in Section 10 of this Agreement will be effective under the laws of Bermuda to confer personal jurisdiction over the Company.
             (nn) The form of Shareholders’ Agreement filed with the Commission as Exhibit 10.1 to the Registration Statement is a true and correct copy of the Shareholders’ Agreement dated as of December 22, 1999 by and among Maximus Capital Holdings, Ltd., Max Re Ltd. and each of the other signatories thereto (the “Shareholders’ Agreement”), which Shareholders’ Agreement, other than certain provisions thereof that have terminated in accordance with the terms thereof, is in full force and effect as of the execution of this Agreement.
             (oo) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
             (pp) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
               2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $22.50125 a share (the “Purchase Price”).
               On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase at any time and from time to time, severally and not jointly, up to 1,650,000 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
               During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company will not, without the prior written consent of Banc of America Securities LLC (“BAS”) and Citibank Global Markets Inc. (“Citi”) (which consent may be withheld at the sole discretion of BAS and Citi), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 90-day period without the prior written consent of BAS and Citi (which consent may be withheld at the sole discretion of BAS and Citi). The foregoing sentence shall not apply to (A) the issuance by the Company or Max Re Ltd. of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (B) the issuance by the Company or Max Re Ltd. of warrants to acquire Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to contractual agreements in effect on the date hereof of which the Underwriters have been advised in writing.
               3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has been executed as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $23.50 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.564 a share under the Public Offering Price.
               4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on October 17, 2005 or at such other time on the same or such other date, not later than October 24, 2005 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date”.
               Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than November 10, 2005 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Option Closing Date”.
               The Firm Shares and Additional Shares to be purchased by each Underwriter shall be issued to you, through the facilities of The Depository Trust Company (“DTC”), on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
               5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following further conditions:
             (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded to Max Re Ltd. by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, A.M. Best Company, Inc. or Fitch, Inc.; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Prospectus.
             (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, (ii) no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission and (iii) the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
               The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
             (c) The Underwriters shall have received on the Closing Date the opinions, dated the Closing Date, of Akin Gump Strauss Hauer & Feld, LLP, outside United States counsel for the Company, Conyers Dill & Pearman, outside Bermuda counsel for the Company and A&L Goodbody, outside Irish counsel for the Company, the forms of which are attached as Exhibit B, Exhibit C and Exhibit D respectively.
             (d) The Underwriters shall have received on the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae, LLP., United States counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to, and addressed to you, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
             The opinions of Akin Gump Strauss Hauer & Feld, LLP, Conyers Dill & Pearman and A&L Goodbody described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.
             (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
             (f) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
               The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.
               6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:
             (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement (including any documents incorporated or deemed incorporated by reference) as you may reasonably request.
             (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
             (c) After the date of this Agreement, the Company shall promptly advise you in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or suspension of such use. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and

434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.
             (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to material taxation or service of process in suits, other than those arising out of the offering or sale of shares of the Common Stock, in any jurisdiction where it is not now so subject.
             (e) To make generally available (within the meaning of Section 11(a) of the Securities Act) to the Company’s security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the date hereof occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least 12 consecutive months beginning after the date hereof.
             (f) To pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by you, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions (such fees and expenses of counsel not to exceed $10,000), (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the review and approval of the Underwriters’ participation in the offering and distribution of the Shares by the National Association of Securities Dealers (the “NASD”), (viii) the fees and expenses associated with listing of the Shares on the Nasdaq Stock Market, Inc. and the Bermuda Stock Exchange, (ix) all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Shares, except that the Company and the Underwriters will each pay 50% of the cost of privately chartered airplanes used for such purposes, (x) the fees and expenses of any consultants engaged with the prior approval of the Company in connection with investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares (it being understood that any travel, lodging and similar expenses incurred by representatives of the Company that do not relate to the road show shall be borne by the Company) and (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 6 and Section 7, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
             (g) The Company acknowledges and agrees that, unless it has received your prior written consent, it will not (i) for a 180-day period commencing on the date that the Registration Statement became effective, amend, modify or otherwise change any provision of the Shareholders’ Agreement or the Section 5 Provisions which imposes a restriction on, or otherwise limits, the transferability of securities owned or otherwise held by any party thereto, including, without limitation, Section 7 of the Shareholders’ Agreement (such restrictions and limitations being referred to as “Transfer Restrictions”), (ii) with respect to any shareholder of the Company who has not delivered a “lock-up” agreement pursuant to Section 5(f) hereof, consent to the transfer of any securities subject to the Transfer Restrictions owned or otherwise held by any party to the Shareholders’ Agreement, and (iii) with respect to any shareholder of the Company who has not delivered a “lock-up” agreement pursuant to Section 5(f) hereof, waive the obligation of any party to the Shareholders’ Agreement to comply with the Transfer Restrictions unless you have previously released such securities or such party from the Transfer Restrictions with respect to the contemplated transfer in writing. The Company agrees that it will use reasonable efforts to take all appropriate action to stop any attempted transfer that is intended to circumvent or would have the effect of circumventing, the intent of this Section or the Transfer Restrictions.
             (h) The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.
             (i) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.
             (j) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.
               7. Indemnity and Contribution.
             (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.
             (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph and as the third, eighth, tenth and eleventh paragraphs under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
             (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by BAS in the case of (e) below), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
             (d) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(f) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
             (e) If the indemnification provided for in Sections 7(a), (b) or (c) above is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate public offering price of the Shares as set forth on such cover. The relative fault of the

Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
             (f) The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7.
             (g) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 7(e).
             (h) Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule I. For purposes of this Section 7, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
               8. Termination. Prior to the Closing Date this Agreement may be terminated by you by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, Inc., or trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, Inc. shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a general moratorium on commercial banking activities shall have been declared by Bermuda authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, as in your judgment is material and adverse and in the case of any of the events specified in clauses (i), (ii) or (iii) above, such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 8 shall be without liability on the part of (a) the Company to any Underwriter or (b) any Underwriter to the Company.
               9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
               If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
               If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
          10. Submission to Jurisdiction; Appointment of Agent for Service. In further consideration of the agreement of the Underwriters herein contained, the Company agrees and covenants as follows:
          The Company irrevocably agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls such Underwriter within the meaning of either Section 15 of the Securities Act of Section 20 of the Exchange Act (a “Control Person”) arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any United States Federal or state court in the Borough of Manhattan, The City of New York, State of New York (a “New York Court”), and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, irrevocably waives any objection based on the absence of a necessary or indispensable party in any such proceeding and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any foreign court. To the extent permitted by law, each of the Company hereby waives any objection to the enforcement by any competent foreign court of any judgment validly obtained in any such proceeding. The Company designates and appoints CT Corporation System in New York City as its authorized agent (the “Authorized Agent”) upon which process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any Control Person, expressly consents to the non-exclusive jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointments shall be irrevocable. The Company represents and warrants that its Authorized Agent has agreed to act as said agent for service of process and the Company agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service of process to it shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action based on this Agreement or the transactions contemplated hereby may be instituted by any Underwriter or any Control Person in any competent foreign court.
          The provisions of this Section 10 shall survive any termination of this Agreement, in whole or in part.
          11. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
          12. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in currency (the “judgment currency”) other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the “Indemnitee”) against any loss incurred by the Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of the judgment currency actually received by such Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any reasonable premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.
          13. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

          14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
          16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours, Max Re Capital Ltd.
By:	/s/ N. James Tees
	Name:	N. James Tees
	Title:	Senior Vice President, Treasure & Secretary

Accepted as of the date hereof
Banc of America Securities LLC
Citigroup Global Markets Inc.
Acting severally on behalf
  of themselves and the
  several Underwriters named
  in Schedule I hereto.
By: Banc of America Securities LLC

By:	/s/ Thomas M. Morrison
	Name:	Thomas M. Morrison
	Title:	Managing Director

By: Citigroup Global Markets Inc.

By:	/s/ Richard G. Spiro
	Name:	Richard G. Spiro
	Title:	Managing Director

SCHEDULE I

Number of
Firm Shares
Underwriter	To Be Purchased
Banc of America Securities LLC	3,850,000
Citigroup Global Markets Inc.	3,850,000
Fox-Pitt, Kelton Incorporated	825,000
Keefe, Bruyett & Woods, Inc.	825,000
Morgan Stanley & Co. Incorporated	825,000
Wachovia Capital Markets, LLC	825,000

Total	11,000,000

Exhibit A
[FORM OF LOCK-UP LETTER — OFFICERS, DIRECTORS AND 5%
SHAREHOLDERS]

, 2005
Banc of America Securities LLC
Citigroup Global Markets Inc.
c/o Banc of America Securities LLC
   9 West 57th Street
   New York, NY 10019
Dear Sirs and Mesdames:
Re: Max Re Capital Ltd. (the “Company”)
Ladies and Gentlemen:
     The undersigned is an owner of record or beneficially of Common Shares of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.
     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Banc of America Securities LLC and Citibank Global Markets Inc. (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing of) of a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus (the “Lock-Up Period”). In addition, the undersigned agrees that, without the prior written consent of BAS, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.
     With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering. This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder
By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT B
[Form of Opinion of Counsel for the Company]
[subject to review of AGSHF opinion committee]
     (i) except as described in the Prospectus, there are no limits, whether direct or indirect, under any provision of law of the United States, or the State of New York, under any agreement or other instrument governed by New York law and filed as an exhibit to the Registration Statement that is binding upon the Company or any of its subsidiaries or any of their properties, or under any judgment, order or decree of any United States federal or New York State governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, on the ability of any subsidiary of the Company (i) to pay any dividends to the Company, (ii) to make any other distribution on such subsidiary’s capital stock, (iii) to repay to the Company any loans or advances to such subsidiary from the Company or (iv) to transfer any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company;
     (ii) to our knowledge, neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, lease or other agreement or instrument filed as an exhibit to the Company’s most recent Annual Report on Form 10-K or its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;
     (iii) except as set forth in the Prospectus, to our knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and there are, to our knowledge, no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of its subsidiaries or any security convertible into or exchangeable or exercisable for any shares of capital stock of the Company or any of it subsidiaries [other than pursuant to compensation plans/Stock Option Plan]; and the form of certificates for the Shares conforms to the requirements of the Nasdaq National Market;
     (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of applicable United States federal or New York State law or, to such counsel’s knowledge, any material agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to our knowledge, any judgment, order or decree of any United States federal or New York State governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any United States federal or New York State governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as may be required by the securities or Blue Sky laws or insurance securities laws of the various states in connection with the offer and sale of the Shares;
     (v) to our knowledge, there are no United States federal or New York State legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any United States federal or New York State statutes or regulations or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;
     (vi) except as described in the Prospectus, to our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;
     (vii) the statements in the Prospectus under the captions “Material Tax Considerations—Taxation of Max Re Capital and its Subsidiaries—United States”, “Material Tax Considerations—Taxation of Shareholders, “Description of Our Share Capital—Shareholders’ Agreement”, “Description of Our Share Capital—Differences in Corporate Law”, “Underwriting” (but only with respect to the statements under the caption “Underwriting” summarizing the Underwriting Agreement), in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings governed by United States federal law, New York State laws or the Delaware General Corporation Law referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;
     (viii) neither the Company nor Max Re Ltd. is required to be licensed or admitted as an insurer or an insurance holding company, as applicable, in, or otherwise to comply with the Insurance Laws of, the State of New York in order to conduct their respective businesses as described in the Prospectus;
     (ix) the Registration Statement and Prospectus (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;
     (x) The documents incorporated by reference in the Registration Statement, at the time such documents were filed, complied as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; and
     (xi) the Company and each of its subsidiaries is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act.
     We have not made any independent verification or check, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, other than those mentioned above, but we shall confirm that we have, however, participated in reviews and discussions in connection with the preparation of the Registration Statement and Prospectus prior to the Closing Date, and in the course of such reviews and discussions (relying as to matters of fact upon statements of officers and other representatives of the Company) no facts came to our attention that led us to believe that (x) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective (in each case, apart from the financial statements and schedules and other financial data contained therein or omitted therefrom as to which we need not express any opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (y) the Prospectus (apart from the financial statements and schedules and other financial and statistical data contained therein or omitted therefrom as to which we need not express any opinion) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT C
[Form of Opinion of Bermuda Counsel for the Company]
     (i) each of the Company, Max Re Ltd., Max Re Managers Ltd. and Max Re Diversified Strategies, Ltd. (the “Companies”) is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) and has the necessary corporate power and authority to conduct its business as described in the Prospectus as being conducted by that particular entity and to own, lease and operate its properties as described in the Prospectus;
     (ii) the Company has the necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to issue the Shares and has taken all necessary corporate action required to authorize the execution, delivery and performance of this Agreement;
     (iii) this Agreement has been duly authorized, executed and delivered by the Company;
     (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda and no order, consent, approval, license, authorization or validation of or exemption by, any government or public body or authority of Bermuda or any sub-division thereof is required to authorize or is required in connection with the execution, delivery, performance by the Company of its obligations under this Agreement, except such as have been duly obtained in accordance with Bermuda law;
     (v) based solely upon a review of the register of members of Max Re Ltd., certified by the Secretary of Max Re Ltd., the issued share capital of Max Re consists of • common shares par value • , each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof);
     (vi) based solely upon a review of the register of members of Max Re Managers Ltd., certified by the Secretary of Max Re Managers Ltd., the issued share capital of Max Re Managers Ltd. consists of • common shares par value • , each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and the Company is the registered holder of the said common shares;
     (vii) Based solely upon a review of the register of members of MDS, certified by the [Assistant] Secretary of MDS, the issued share capital of MDS consists of • common shares par value •, each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and [Max Re is the registered holder of the said common shares];
     (viii) based solely upon a review of the register of members of Grand Central Re Limited, certified by the Secretary of Grand Central Re Limited, the Company is the owner of 93,750 of the 1,250,000 common shares of Grand Central Re Limited, each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof);
     (ix) based solely upon a review of a copy of the register of members of the Company, prepared by Mellon Investor Services LLC, the branch registrar of the Company, the authorised share capital of the Company is US$220,000,000, divided into 200,000,000 common shares of par value US$1.00 each and 20,000,000 preferred shares of par value US$1.00 each and there are [46,112,212] common shares in the Company as at [7 October, 2005] validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and such shares are not subject to any statutory pre-emptive or similar rights;
     (x) when issued and paid for in accordance with this Agreement, the Shares will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and will not be subject to any statutory pre-emptive or similar rights;
     (xi) based solely on a search of the Register of Charges, maintained by the Register of Companies pursuant to Section 55 of the Companies Act 1981 (which would not reveal details of matters which have been lodged for registration but not actually registered at the time of our search), there are no registered charges registered against the Companies, other than the charges noted in such opinion;
     (xii) based solely on search of the Cause Book of the Supreme Court of Bermuda (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Companies, nor any legal or governmental proceedings pending in Bermuda to which any of them is subject;
     (xiii) based solely on a search of the public records in respect of the Companies maintained at the offices of the Registrar of Companies at 11:01 am on 10 October, 2005 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at 12:20 pm on 10 October, 2005 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no steps have been, or are being, taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Companies, though it should be noted that the public files maintained by the Registrar of Companies do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings;

     (xiv) the statements contained in the Prospectus under the captions “Description of Our Share Capital”, “Material Tax Considerations — Taxation of Max Re Capital and its Subsidiaries — Bermuda” and “Enforceability of Civil Liabilities under United States Federal Securities Laws and Other Matters”, to the extent that they constitute statements of Bermuda law, are accurate in all material respects;
     (xv) based solely upon a review of a copy of its certificates of registration issued pursuant to the Insurance Act, Max Re Ltd. is duly registered by the Bermuda Monetary Authority as a long-term insurer and as a Class 4 insurer;
     (xvi) this Agreement will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of this Agreement;
     (xvi) each of the Companies has been designated as non-resident for the purposes of the Bermuda Exchange Control Act 1972 and as such is free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction, and each is an “exempted company” as defined in the Companies Act 1981;
     (xvii) there is no income or other tax of Bermuda imposed by withholding or otherwise on any payment of dividends or distributions to be made to or by the Company pursuant to this Agreement;
     (xviii) the Company is not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce this Agreement in respect of itself or its property;
     (xix) each of the Underwriters has standing to bring an action or proceedings before the appropriate courts in Bermuda for the enforcement of this Agreement; it is not necessary or advisable in order for any Underwriter to enforce its rights under this Agreement, including the exercise of remedies thereunder, that such Underwriter be licensed, qualified or otherwise entitled to carry on business in Bermuda; and it is not necessary or desirable to ensure the enforceability in Bermuda of this Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda;
     (xx) the Underwriters will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and/or enforcement of this Agreement;
     (xxi) the choice of New York law as the governing law of this Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda and to the extent Bermuda law is applicable, the submission by the Company herein to the non-

exclusive jurisdiction of a New York Court and the waiver of any objection to venue of a proceeding in a New York Court are valid and binding upon the Company;
     (xxii) the courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in any New York Court against the Company based on this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (A) such New York Court had proper jurisdiction over the parties subject to such judgment, (B) such New York Court did not contravene the rules of natural justice of Bermuda, (C) such judgment was not obtained by frauds, (D) the enforcement of such judgment would not be contrary to the public policy of Bermuda, (E) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (F) the due compliance with the correct procedures under the laws of Bermuda;
     (xxiii) the Company has the necessary corporate power and authority, and has taken all corporate action required, to appoint CT Corporation System as its agent to receive service of process with respect to actions arising out of or in connection with any suit, action or proceeding based on this Agreement and the offer and sale of the Shares by the Company pursuant to the Prospectus and such appointment, in so far as Bermuda law is concerned, is valid and binding upon the Company;
     (xxiv) under Section 16 of the Companies Act 1981, the bye-laws of the Company shall bind the Company and the members of the Company to the same extent as if such bye-laws had been signed and sealed by each such member, and contain covenants on the part of each such member to observe all the provisions of the bye-laws of the Company, except, as provided in Section 17 of the Companies Act 1981, no member of the Company shall be bound by an alteration made in the bye-laws after the date on which he became a member, if and so far as the alteration requires him to take or subscribe for more shares than the number held by him at the date on which the alteration is made, or in any way increases his liability as at that date to contribute to the share capital of, or otherwise to pay money to, the Company (unless the member agrees in writing, either before or after the alteration is made, to be bound thereby).

EXHIBIT D
[Form of Opinion of Irish Counsel for the Company]
     (i) Each of Max Re Europe, Max Europe Holdings and Max Insurance Europe has been duly incorporated under the laws of Ireland. Based only on searches carried out in the Irish Companies Office and the Central Office of the High Court on [12 ] October 2005, each of Max Re Europe, Max Europe Holdings and Max Insurance Europe is validly existing under the laws of Ireland and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over it or to wind it up and each of Max Re Europe, Max Europe Holdings and Max Insurance Europe has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business in Ireland;
     (ii) All of the issued shares of each of Max Re Europe, Max Europe Holdings and Max Insurance Europe have been duly and validly authorised and issued, are fully paid, are not subject to calls for any additional payments. All of the issued shares in Max Re Europe and Max Insurance Europe are registered in the name of Max Europe Holdings. All of the issued shares in Max Re Holdings are registered in the name of Max Re Limited. To the best of our knowledge and based on Certificates of Walker Rainey, all of those shares are free and clear of all liens, encumbrances, equities and claims;
     (iii) Under Irish law, each of Max Re Europe, Max Europe Holdings and Max Insurance Europe is only permitted to make distributions out of profits available for distribution and cannot make a distribution out of capital or undistributed reserves. “Distribution” means every description of distribution of a company’s assets to members of the company with very limited exceptions. Indirect distributions are also included. A company’s “profits available for distribution” are its accumulated, realised profits (so far as not previously utilised by distribution or capitalisation), less its accumulated, realised losses, (so far as not previously written off in a reduction or reorganisation of capital duty made). Other than this, except as described in the Prospectus under the heading “Risk Factors — Risks Related to our Business — Max Re operations other than its ownership of share capital of its subsidiaries and may be restricted from declaring or paying dividends”, there are no limits whether direct or indirect, under any provision of applicable Irish law or under the Memorandum and Articles of Association, and to the best of our knowledge, based only on the Certificates of Walker Rainey and searches carried out in the Central Office of the High Court, under any agreement or other instrument binding upon any of Max Re Europe, Max Europe Holdings and Max Insurance Europe or any of their properties, or under any judgement, order or decree of any Irish governmental body, agency or court having jurisdiction over any of Max Re Europe, Max Europe Holdings and Max Insurance Europe, on the ability of any of Max Re Europe, Max Europe Holdings and Max Insurance Europe:
     (a) to pay any dividends to its shareholder(s);
     (b) to make any other distribution of its capital;
     (c) to repay to its shareholder any loans or advances to it by its shareholder; or

     (d) to transfer any of its property or assets to its shareholder(s) or any other subsidiary of its shareholder(s);
     (iv) The execution and delivery by Max Re Capital of, and the performance by Max Re Capital of its obligations under, the Underwriting Agreement will not contravene any provision of applicable Irish law or, to the best of our knowledge, based only on Certificates of Walker Rainey and searches carried out in the Central Office of the High Court on [      ] October 2005, any judgement, order or decree of any governmental body, agency or court of Ireland having jurisdiction over the Companies, and no consent, approval, authorisation or order of, or qualification with, any Irish governmental body or agency is required for the performance by Max Re Capital of its obligations under the Underwriting Agreement;
     (v) Based only on the Certificates of Walker Rainey and searches carried out in the Central Office of the High Court, we do not know of any legal or governmental proceedings pending or threatened in Ireland to which any of Max Re Europe, Max Europe Holdings and Max Insurance Europe is a party or to which any of the properties of any of Max Re Europe, Max Europe Holdings and Max Insurance Europe is subject that are required to be described in the Prospectus and are not so described;
     (vi) The statements in the Prospectus under the captions “Material Tax Considerations — Taxation of Max Re Capital and its Subsidiaries — Ireland”, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the requirements of Irish law with respect to such legal matters, documents and proceedings and fairly summarise the matters referred to therein;
     (vii) Max Re Europe has made the appropriate notification under the Insurance Acts 1989 (as inserted by the Insurance Act 2000) to the Minister for Enterprise, Trade & Employment and has received the appropriate acknowledgement to entitle it to carry on reinsurance business;
     (viii) Max Insurance Europe is duly authorised to carry on insurance business in classes 1, 4, 6, 7, 8, 9, 11, 12, 13 and 16 of Annex I to the European Communities (Non-Life Insurance) Framework Regulations 1994;
     (ix) Based only on the Certificates of Walker Rainey, each of Max Re Europe, Max Europe Holdings and Max Insurance Europe has filed all statutory financial returns, reports, documents and other information required to be filed under the Insurance Acts of Ireland (as defined in the Insurance Act 1989, as amended), except where the failure, singly or in the aggregate, to file such return would not have a Material Adverse Effect; and each of Max Re Europe, Max Europe Holdings and Max Insurance Europe maintains its books and registers required in the Companies Acts 1963 to 1999 of Ireland in accordance with those Acts, except where the failure to so maintain its books and records, singly or in the aggregate, would not have a Material Adverse Effect.